Exhibit 10.1

BACKSTOP AGREEMENT

This BACKSTOP AGREEMENT (this “Agreement”) is entered into on April 22, 2025, by and among NovaGold Resources Inc. (the “Company”), a corporation existing under the laws of the Province of British Columbia, and the undersigned investors (each an “Investor” and collectively the “Investors”). Capitalized terms used but not defined herein have the meaning ascribed to them in the MIPA (as defined below). References to “Parties” means any two or more of the Company and each of the Investors, or any respective successor or permitted assign of such person, and “Party” means any one of them.

WHEREAS, on April 22, 2025, the Company, together with its wholly-owned subsidiary, NovaGold Resources Alaska, Inc., an Alaska corporation (the “Subsidiary”, and together with the Company, the “Company Parties”), entered into that certain Membership Interest Purchase Agreement (as the same may be amended or supplemented from time to time, the “MIPA” and the transactions contemplated thereby, the “Transactions”) with Barrick Gold U.S. Inc., a California corporation (the “Seller”), Barrick Gold Corporation, a corporation existing under the laws of the Province of British Columbia (the “Seller Parent”), Donlin Gold Holdings LLC, a Delaware limited liability company (the “Paulson Purchaser”), Paulson Advantage Plus Master Ltd., a Cayman Islands limited company (“Paulson Advantage”) and Paulson Partners LP (“Paulson Partners”), a Delaware limited partnership (“Paulson Partners” and, together with the Paulson Purchaser and Paulson Advantage, the “Paulson Parties”);

WHEREAS, the Seller holds fifty percent (50%) of all of the issued and outstanding membership interests (the “Seller JV Interests”) of Donlin Gold LLC, a Delaware limited liability corporation (the “Joint Venture”);

WHEREAS, pursuant to the MIPA, the Subsidiary has agreed to purchase twenty percent (20%) of the Seller JV Interests, which represents a ten percent (10%) membership interest in the Joint Venture, for an aggregate purchase price of US$200,000,000 (the “Subsidiary Closing Obligation”);

WHEREAS, in order to fund the Subsidiary Closing Obligation, the Company may choose to raise capital by pursuing one or more Alternative Financings (as defined below); and

WHEREAS, to the extent that the Company, through one or more Alternative Financings, is unable to raise funds sufficient to allow the Subsidiary to fully fund the Subsidiary Closing Obligation, the Investors, severally, but not jointly, hereby make a commitment to subscribe for and purchase from the Company a number of common shares in the capital of the Company (the “Company Shares”) at a purchase price per Company Share of US$3.00 (the “Per Share Price”) sufficient to allow the Subsidiary to fully fund the Subsidiary Closing Obligation.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.              Commitment; Purchase of Subscribed Shares. On the terms and subject to the conditions set forth herein, and subject to the approval of the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange American (the “NYSE American”), each Investor hereby commits to purchase, at the Per Share Price, up to the cash commitment amount (in United States dollars) set forth below each such Investor’s name on the signature page hereto (as to each Investor, such Investor’s “Commitment”), with the aggregate Commitment across all Investors being One Hundred and Seventy Million Dollars (US$170,000,000). In consideration for the Investors’ provision of their respective Commitments, the Company hereby agrees to commit Thirty Million Dollars (US$30,000,000) of its capital to satisfy the aggregate amount of the Subsidiary Closing Obligation (“Treasury Commitment”). If, after the date hereof but before the Backstop Closing Date (as defined below), the Company consummates one or more Alternative Financings, then the first US$30,000,000 of capital raised in such Alternative Financings shall be used to fund the Company’s Treasury Commitment; thereafter, the aggregate Commitment of all Investors shall be reduced dollar-for-dollar for each dollar of capital raised by the Company in such Alternative Financings, with each Investor’s individual Commitment being ratably reduced in connection therewith (for each Investor, the “Subscription Amount”). The Company hereby agrees to issue and sell to each Investor, upon payment of such Investor’s Subscription Amount, a number of Company Shares equal to such Investor’s Subscription Amount divided by the Per Share Price (such shares, the “Subscribed Shares”, and subscription and issuance, the “Subscription”). For the avoidance of doubt, the provision of the individual Commitment by each Investor, and the funding of each such Investor’s Subscription Amount, if and when funded, shall be solely for the purpose of funding, and to the extent necessary to fund, the Subsidiary Closing Obligation pursuant to and in accordance with the MIPA; provided, however, that no Investor shall, under any circumstances, be obligated (i) to contribute to, purchase equity or debt of, or otherwise provide funds to, the Company in any amount in excess of each such Investor’s Subscription Amount, and (ii) to purchase each such Investor’s Subscribed Shares in the event the Company has obtained alternative financing sufficient to fund the Subsidiary Closing Obligation (“Alternative Financing”) prior to the Backstop Closing Date (as defined below). For avoidance of doubt, the Company shall not be obligated to seek any Alternative Financing after the execution of the MIPA and prior to the Transaction Closing Date (as defined below).

2.               Use of Proceeds. All of the proceeds from the Subscription shall be contributed by the Company to the Subsidiary and used by the Subsidiary solely for the purposes of funding the Subsidiary Closing Obligation.

3.             Warrants. On the date hereof, in consideration for each Investor’s provision of its respective Commitment and not conditioned upon the occurrence of the Backstop Closing (as defined below) or the Transaction Closing Date, the Company shall issue and deliver to each Investor, in the form attached hereto as Exhibit A, warrants (the “Warrants”) to purchase Company Shares (the “Warrant Shares”) in the respective amounts set forth on Schedule 1. The Warrant Shares shall have an exercise price of the greater of US$3.00 or the Market Price (as defined below). The Warrants shall be exercisable for a period of five (5) years from the date of issuance. For the avoidance of doubt, the issuance of the Warrants shall be in addition to, and not duplicative of, the issuance of the Subscribed Shares on the Transaction Closing Date, if and to the extent applicable. The Company has, contemporaneously with entering into this Agreement, provided evidence that the Warrant Shares have been conditionally approved for listing and posting for trading on the NYSE American and the TSX, subject only to the satisfaction by the Company of customary conditions imposed by the NYSE American and the TSX in similar circumstances. “Market Price” means the VWAP on the NYSE American, being the stock exchange where the majority of the trading volume and value of the Company Shares occurs, for the five trading days ending as of the close of trading on the trading day immediately preceding the time of entering into of this Agreement. “VWAP” means the volume weighted average trading price of the Company Shares, calculated by dividing the total value by the total volume of the Company Shares traded for the relevant period.

4.               Backstop Closing. The delivery of each such Investor’s individual Subscription Amount (the “Backstop Closing”) shall occur on the date (the “Backstop Closing Date”) that is two (2) Business Days prior to the date of closing of the Transactions (“Transaction Closing Date”). The proper number of Subscribed Shares will be issued by the Company to each of the Investors on the Transaction Closing Date.

(a)             Backstop Closing Procedures.

(i)              No later than seven (7) Business Days (as defined below) prior to the Backstop Closing Date, the Company shall deliver written notice to each Investor (the “Backstop Closing Notice”) specifying (A) the anticipated Backstop Closing Date, (B) the total amount raised by the Company in any Alternative Financing (net of underwriting fees and expenses, if applicable), (C) and the Company’s good-faith estimate of each Investor’s Subscription Amount (together with any documentation necessary for the Investors to confirm such calculation), and (D) the wire instructions, as confirmed and provided by the Escrow Agent (as defined below), for delivery of each Investor’s Subscription Amount to an escrow account (the “Escrow Account”) established by the Company and the Investors with a third party escrow agent (the “Escrow Agent”).

(ii)            No later than two (2) Business Days prior to the Backstop Closing Date as set forth in the Backstop Closing Notice: (A) the Company shall deliver by wire transfer of United States dollars in immediately available funds to the Escrow Account, the Treasury Commitment; and (B) each Investor shall deliver such Investor’s Subscription Amount for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the Escrow Account and deliver to the Company such information as is reasonably requested in the Backstop Closing Notice in order for the Company to issue the Subscribed Shares to each Investor, including the legal name of the person or entity in whose name the Subscribed Shares are to be issued and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8 (and any required attachments thereto).

(iii)          On the Transaction Closing Date, the Company (with the written approval of each Investor and in a form approved by the Investors) shall provide irrevocable written instructions to the Escrow Agent to release the funds in the Escrow Account (the “Irrevocable Instruction”) to the Seller. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 4, the Company shall deliver to each Investor promptly following the release of the funds held in the Escrow Account in accordance with the Irrevocable Instruction provided by the Company on the Transaction Closing Date, (A) its Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Agreement, the Company’s organizational documents or applicable securities laws), in the name of such Investor (or its nominee in accordance with its respective delivery instructions), and (B) evidence from the Company’s transfer agent of the issuance to each Investor of its respective Subscribed Shares on and as of the Transaction Closing Date.

(iv)          In the event that the Transaction Closing Date does not occur within five (5) Business Days after the Backstop Closing Date specified in the Backstop Closing Notice, unless otherwise agreed to in writing by the Company and each Investor, the Company shall promptly (but in no event later than seven (7) Business Days after the Backstop Closing Date specified in the Backstop Closing Notice) instruct the Escrow Agent to return each respective Investor’s Subscription Amount by wire transfer of United States dollars in immediately available funds to each Investor’s respective account as specified by each respective Investor. Notwithstanding such return, (A) a failure to close on the Backstop Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Backstop Closing set forth in this Section 4 to be satisfied or waived on or prior to the Backstop Closing Date, and (B) unless and until this Agreement is terminated in accordance with Section 12 hereof, each Investor shall remain obligated (1) to redeliver each respective Subscription Amount to the Escrow Account following the Company’s delivery to each Investor of a new Backstop Closing Notice and (2) to consummate the Backstop Closing upon satisfaction of the conditions set forth in this Section 4. For the purposes of this Agreement, “Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York or the Province of British Columbia.

(b)             Conditions to Backstop Closing. The obligation of the Parties to consummate the Backstop Closing shall be subject to the satisfaction or valid waiver by each of the Parties hereto, of the conditions that, on the Backstop Closing Date:

(i)             no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)           no governmental authority or applicable self-regulatory organization (including the NYSE American and/or the TSX) shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restriction or prohibition; and

(iii)         The offer, sale and issuance of the Subscribed Shares, the Warrants and the Warrant Shares (collectively, the “Securities”) shall be exempt from the prospectus and registration requirements of any and all applicable securities laws.

(c)             Investor Conditions to Backstop Closing. The obligation of each Investor to consummate the Backstop Closing shall be subject to the satisfaction or valid waiver by each Investor of the additional conditions that, on the Backstop Closing Date:

(i)              all representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Backstop Closing Date;

(ii)            the Company shall have certified to each Investor in writing that, to the Company’s knowledge, all conditions precedent to the Transaction Closing Date set forth in the MIPA shall have been satisfied (as determined by the parties to the MIPA) or waived (other than those conditions which, by their nature, are to be satisfied on the Transaction Closing Date pursuant to the MIPA) promptly after the Backstop Closing;

(iii)          the Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Backstop Closing;

(iv)           the Company shall have received an exemption from the NYSE American pursuant to the terms of Section 110 of the NYSE American Company Guide, pursuant to which the Transactions shall be exempt from the listing standards of NYSE American, including, without limitation, Section 712 and Section 713 of the NYSE American Company Guide;

(v)             the Company shall have received approval from the TSX as to the transactions contemplated by this Agreement;

(vi)           Each of the Subscribed Shares and the Warrant Shares shall have been conditionally approved for listing on the NYSE American and for listing and posting on the TSX, subject only to the satisfaction by the Company of customary conditions imposed thereby in similar circumstances;

(vii)         no amendment, waiver, or modification of the MIPA (as the same exists on the date hereof as provided to each Investor) shall have occurred that materially and adversely affects each Investor’s economic benefits under this Agreement; and

(viii)       the Company shall have delivered the Treasury Commitment to the Escrow Agent in the manner contemplated by Section 4(a)(ii)(A).

(d)             Company Conditions to Backstop Closing. The obligation of the Company to consummate the Backstop Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Backstop Closing Date:

(i)              all representations and warranties of each Investor, severally but not jointly, contained in this Agreement shall be true and correct in all material respects at and as of the Backstop Closing Date; and

(ii)            each Investor that is a party to the MIPA, severally but not jointly, shall have certified to the Company in writing that, to the knowledge of such Investor, all conditions precedent to the Transaction Closing Date set forth in the MIPA shall have been satisfied (as determined by the parties to the MIPA) or waived (other than those conditions which, by their nature, are to be satisfied on the Transaction Closing Date pursuant to the MIPA) promptly after the Backstop Closing.

5.               Alternative Financing Lock-Up. If the Company seeks an Alternative Financing in the form of an underwritten public offering and, if requested by the managing underwriter(s) of such public offering, (a) each Investor hereby agrees that it will use reasonable commercial efforts to enter into a customary lock-up agreement with such managing underwriter(s), in such form as shall be reasonably agreed to by such managing underwriter(s) and the Investor, covering a lock-up period not to exceed ninety (90) days from the date of the underwriting agreement related to such public offering; and (b) the Company hereby agrees to (i) cause each of its executive officers and directors to sign a customary lock-up agreement with such managing underwriter(s) containing provisions consistent with those contemplated in the lock-up agreement to be entered into by the Investors and (ii) sign a customary lock-up agreement (either as part of such underwriting agreement or through a separate agreement), with a lock-up period consistent with the lock-up period contemplated in the lock-up agreement to be entered into by the Investors.

6.               Restrictive Legends.

(a)             The Investors are aware that the Subscribed Shares and the Warrants will have and, when issued, the Warrant Shares may have, attached to them a legend (in substantially the form below):

“THE SECURITIES REPRESENTED HEREBY [add for warrants: AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES OR SUCH OTHER EVIDENCE AS IS SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND SUCH STATE LAWS.”

(b)             The Investors are aware that the Warrants and the Subscribed Shares will have, and the Warrant Shares may when issued have, attached to them a legend setting out the resale restrictions under applicable Canadian Securities Laws (as defined below) in substantially the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE APPLICABLE CLOSING DATE ].

THE SHARES UNDERLYING THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

7.               Company Representations and Warranties. The Company represents and warrants to each Investor, as of the date hereof and as of the Backstop Closing Date, as follows, and acknowledge that each Investor is relying on such representations and warranties in connection with this Agreement (including, without limitation, its subscription for the Subscribed Shares and the Warrants, and to the extent exercised for, the Warrant Shares) that:

(a)             the Company (i) is duly organized, validly existing and in good standing under the laws of the Province of British Columbia, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), properties, prospects, shareholders equity or results of operations of the Company and its subsidiaries, taken together as a whole (on a consolidated basis) or on the Company’s ability to comply in all material respects with the terms of this Agreement, the MIPA and the Warrants and consummate the transactions contemplated hereby and by the MIPA, including the Transactions and the issuance and sale of the Subscribed Shares, the Warrants and the Warrant Shares.

(b)            The Subscribed Shares are as of the date hereof, and will be as of the Backstop Closing Date, duly authorized and, when issued and delivered to each Investor against full payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all taxes, liens or other restrictions (other than those arising hereunder, under the Company’s organizational documents or required by applicable laws) and will not have been issued in violation of, or subject to, any preemptive or similar rights created, including pursuant to the Company’s organizational documents or contractual obligations (as adopted on or prior to the Backstop Closing Date) or the laws of its jurisdiction of incorporation.

(c)            The Warrants are and the Warrant Shares, when issued and delivered to each Investor against full payment of the exercise price therefor in accordance with the terms of the Warrant, will be, validly issued, fully paid and non-assessable, free and clear of all taxes, liens or other restrictions (other than those arising hereunder, under the Company’s organizational documents or required by applicable laws) and have not been and will not have been issued in violation of any preemptive rights, including pursuant to the Company’s organizational documents or contractual obligations or the laws of its jurisdiction of incorporation.

(d)            This Agreement (including, without limitation, the issuance and sale of the Securities) has been duly authorized, executed and delivered by the Company, and this Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(e)            The execution and delivery of this Agreement, the issuance and sale of the Securities and the compliance by the Company with the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(f)             The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Agreement, the Company is a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(g)            The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, provincial, local or other governmental authority, self-regulatory organization (including the NYSE American and/or the TSX) or other person in connection with the execution, delivery and performance of this Agreement (including, without limitation, the issuance of the Securities), other than (i) filings required by applicable state and provincial securities laws, (ii) the filing of the Registration Statement (as defined below) pursuant to Section 9 below, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the United States Securities and Exchange Commission (the “Commission”) under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), if applicable, (iv) those required by the NYSE American and/or the TSX; provided, however, that the Company is not required to obtain any approval from its shareholders, (v) those required to consummate the Transaction as provided under the MIPA, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Investment Canada Act (Canada) or the Competition Act (Canada), if applicable, and (vii) the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect.

(h)            As of their respective dates, (i) all reports, statements, schedules, prospectuses or registration statements (collectively, the “SEC Reports”) filed or required to be filed by the Company with the Commission complied in all material respects with the applicable requirements of the Securities Act and/or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, (ii) all reports, statements, schedules or prospectuses or registration statements (collectively, the “Canadian Public Filings” and together with the SEC Reports, the “Public Filings”) filed or required to be filed by the Company on SEDAR+ under applicable securities laws of each of the provinces of Canada and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in each of the Provinces of Canada (the “Canadian Securities Commissions”) and the rules and policies of the TSX (collectively, “Canadian Securities Laws”), and (iii) none of the Public Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Form 10-K and all subsequently filed Public Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission and applicable Canadian Securities Laws with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to each Investor via the Commission’s EDGAR system and a copy of each Canadian Public Filing is available to each Investor on SEDAR+. The Company has timely filed, after giving effect to any extension period, each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of the Company Shares with the Commission and that the Company was required to file under applicable Canadian Securities Laws since its initial public offering of Company Shares in a Province of Canada. There are no outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports or from any of the Canadian Securities Commissions with respect to any of the Canadian Public Filings. For the avoidance of doubt, any correction, change or restatement of the financial statements of the Company shall not be deemed to be material if (i) the financial statements prior to giving effect to such correction, change or restatement were prepared in accordance with market practice for special purpose acquisition companies at the time the financial statements were filed or included in an SEC Report or Canadian Public Filing, as applicable, and (ii) the correction, change or restatement solely implements guidance or rules that determine that such market practice did not comply with applicable accounting requirements or the rules and regulation of the Commission or Canadian Securities Laws, as applicable, with respect thereto.

(i)             Except for such matters that would not have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator, domestic or foreign, pending, or threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator, domestic or foreign, outstanding against the Company.

(j)             No registration under the Securities Act or any state securities (or Blue Sky) laws is required for, and no prospectus is required to be filed in any province or territory of Canada to permit, the offer and sale of the Securities by the Company to each Investor.

(k)             Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (including within the meaning of Regulation D) in connection with any offer or sale of the Securities. The Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Subscription Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action that would reasonably be expected to subject the offering, issuance or sale of any of the Securities to each Investor pursuant to this Agreement to the registration requirements of the Securities Act.

(l)             No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Securities to each Investor.

(m)         The Company Shares, as a class, are registered pursuant to Section 12(b) of the Securities Exchange Act, and are listed for trading on the NYSE American under the symbol “NG” (and upon consummation of the Transactions will continue to be so registered and listed). There is no suit, action, proceeding or investigation pending threatened against the Company by the NYSE American, the Commission, the TSX or the British Columbia Securities Commission with respect to any intention by such entity to deregister the Company Shares or prohibit or terminate the listing of the Company Shares on the NYSE American and/or the TSX. The Company has taken no action that is designed to terminate the registration of the Company Shares under the Exchange Act.

(n)             The Company is a “reporting issuer” within the meaning of the Canadian Securities Laws in each of the Provinces of Canada and is not in material default of any of the requirements of Canadian Securities Laws. The Company Shares are listed and posted for trading on the TSX under the symbol “NG” (and upon consummation of the Transactions will continue to be so listed and posted) and the Company is in material compliance with the rules and regulations of the TSX. The Company has not taken any action which would be reasonably expected to result in the delisting or suspension of the Company Shares on or from the TSX. No order ceasing or suspending trading in securities of the Company nor prohibiting the sale of such securities has been issued to and is outstanding against the Company or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened.

(o)             During the six-months preceding the date hereof (but after giving effect to the issuance of the Warrants and, if applicable, Warrant Shares, contemplated hereby) the Company has not issued Company Shares (or securities convertible into or exchangeable for Company Shares) to insiders of the Company (within the meaning of the rules of the TSX), including pursuant to this Agreement, in excess of 10% of the outstanding Company Shares (on a non-diluted basis) as of prior to the date of closing of the first such issuance of Company Shares (or securities convertible into or exchangeable for Company Shares) during such six-month period. During the six-month period preceding the Backstop Closing Date (but after giving effect to the Backstop Closing) the Company will not have issued Company Shares (or securities convertible into or exchangeable for Company Shares) to insiders of the Company (within the meaning of the rules of the TSX), including pursuant to this Agreement and the Alternative Financing, in excess of 10% of the outstanding Company Shares (on a non-diluted basis) as of prior to the date of closing of the first such issuance of Company Shares (or securities convertible into or exchangeable for Company Shares) during such six-month period.

(p)             As of the date of this Agreement and as of immediately prior to the Backstop Closing Date, the authorized capital stock of the Company consists of 1,000,000,000 common shares without par value. As of the date hereof 334,646,571 are issued and outstanding. All 334,646,571 have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive or similar rights and there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Company Shares (other than pursuant to this Agreement, the Warrants or in connection with an Alternative Financing) or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests (other than the Warrants), other than, as of the date hereof, options to purchase 8,258,700 Company Shares, 1,225,100 performance share units and 307,555 deferred share units under the Company’s share-based incentive plans. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (A) as set forth in the Public Filings and (B) as contemplated by the MIPA. Except as disclosed in the Public Filings, as of the date hereof, the Company had no outstanding indebtedness.

(q)              The Company is not, and immediately after giving effect to the offering and sale of the Securities, application of the proceeds thereof as described in this Agreement, and consummation of the Transaction, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.               Investor Representations and Warranties. Each Investor, severally but not jointly, represents and warrants to the Company, solely for itself, and, if applicable, for the account of one or more persons with respect to which such Investor exercises investment discretion, as follows and acknowledges that the Company is relying on such representations and warranties in connection with this Agreement:

(a)              such Investor (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction, (ii) has the requisite power and authority to execute and deliver this Agreement and perform its obligations under this Agreement;

(b)               this Agreement has been duly authorized, executed and delivered by such Investor, and (assuming the due authorization, execution and delivery of the same by the Company and such other Investors), this Agreement shall constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies;

(c)          such Investor, and if applicable, each person for whom Investor is acting, is an “accredited investor” as defined in Rule 501(d) of Regulation D, promulgated by the Commission under the Securities Act;

(d)                 such Investor is not resident in Canada;

(e)                such Investor acknowledges that such Investor has such knowledge and experience in business, financial, investment and banking matters, such that (i) such Investor is capable of evaluating the merits, risks and advisability of an investment in the Subscribed Shares, and (ii) such Investor recognizes and appreciates the highly speculative nature of an investment in the Subscribed Shares; and

(f)             such Investor is purchasing the Subscribed Shares solely for such Investor’s own account and not for the account of any other person, except, if applicable, for the account of one or more persons with respect to which such Investor exercises investment discretion.

9.               Registration of Subscribed Shares and Warrant Shares.

(a)             (i) The Company hereby agrees that, within fifteen (15) Business Days after the Transaction Closing Date (the “Filing Date”), the Company will file with the Commission (at the Company’s sole cost and expense) with the Commission a registration statement registering the resale of the Subscribed Shares and the Warrant Shares then issued or issuable upon the exercise of the Warrants (the “Registration Statement”), and the Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof (and in any event, no later than sixty (60) calendar days following the Filing Date) (the “Effectiveness Deadline”), provided, that the Effectiveness Deadline shall be extended to ninety (90) calendar days after the Filing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, that if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. Notwithstanding the foregoing, if the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or subject to further review, the Company shall use its reasonable best efforts to have the Registration Statement declared effective within ten (10) Business Days of receipt of such notice. Upon the Registration Statement being declared effective, the Company agrees to promptly file the Registration Statement in accordance with Section 4 of BC Instrument 72-503 – Distributions of Securities Outside British Columbia (“BC Instrument 72-503”).

(ii)            The Company will use its reasonable best efforts to provide a draft of the Registration Statement to each Investor for review (but not comment, other than with respect to information being provided by each Investor for inclusion in the Registration Statement) at least five (5) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with each Investor’s review. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares and/or Warrant Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Subscribed Shares and/or Warrant Shares which is equal to the maximum number of Subscribed Shares and/or Warrant Shares as is permitted by the Commission. In such event, the number of Subscribed Shares and/or Warrant Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders.

(iii)          The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use reasonable best efforts to cause such Registration Statement to remain effective with respect to each Investor until the earlier of (A) three (3) years from the issuance of the Subscribed Shares, (B) the date on which all of the Subscribed Shares and Warrant Shares shall have been sold, or (C) on the first date on which each Investor can sell all of its Subscribed Shares and/or Warrant Shares (or shares received in exchange therefor) under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold. For as long as the Company is required to use reasonable best efforts to cause the Registration Statement to remain effective pursuant to the immediately preceding sentence, the Company will use reasonable best efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable each Investor to resell the Subscribed Shares and/or Warrant Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Company), as applicable, qualify the Subscribed Shares and/or Warrant Shares for listing on the applicable stock exchange on which the Company’s Shares are then listed, and update or amend the Registration Statement as necessary to include the Subscribed Shares and/or Warrant Shares. Each Investor agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Subscribed Shares and/or Warrant Shares to the Company (or its successor) upon request to assist the Company in making the determination described above.

(iv)           The Company’s obligations to include the Subscribed Shares and/or Warrant Shares in the Registration Statement are contingent upon each Investor furnishing in writing to the Company such information regarding Investor, the securities of the Company held by each Investor and the intended method of disposition of the Subscribed Shares and/or Warrant Shares as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares and/or Warrant Shares, and each Investor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided, that each Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Subscribed Shares and/or Warrant Shares. In the case of the registration effected by the Company pursuant to this Agreement, the Company shall promptly inform each Investor as to the status of such registration. In no event shall the Investors be identified as statutory underwriters in the Registration Statement unless requested by the Commission. If the Commission requests that the Investors be identified as statutory underwriters in the Registration Statement, each Investor shall have an opportunity to withdraw from the Registration Statement. Each Investor shall not be entitled to use the Registration Statement for an underwritten offering of Subscribed Shares and/or Warrant Shares. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require each Investor not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “Suspension Event”); provided, that, (A) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than a total of one hundred- twenty (120) calendar days, in each case in any three hundred sixty (360) day period and (B) the Company shall use reasonable best efforts to make such registration statement available for the sale by each Investor of such securities as soon as practicable thereafter.

(b)            At its expense, the Company shall advise each Investor within two (2) Business Days: (i) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Subscribed Shares and/or Warrant Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iii) subject to the provisions in this Agreement, of the occurrence of a Suspension Event. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising each Investor of such events, provide each Investor with any material, non-public information regarding the Company other than to the extent that providing notice to each Investor of the occurrence of such events would constitute material, non-public information regarding the Company.

(c)            Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Investor agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares and/or Warrant Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until each Investor receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, each Investor will deliver to the Company or, in each Investor’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares and/or Warrant Shares in each Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares and/or Warrant Shares shall not apply (x) to the extent each Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)             For purposes of this Section 9, “Subscribed Shares” and “Warrant Shares” shall mean, as of any date of determination, the Subscribed Shares (as defined in the recitals to this Agreement) and Warrant Shares (as defined in Section 3 of this Agreement), as the case may be, and in each case any other equity security issued or issuable with respect to the Subscribed Shares or Warrant Shares (as applicable) by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and “Investor” shall include any affiliate, former, current, or future spouse, heir, estate, executor, trustee, representative, or permitted assigns of each Investor.

(i)             The Company agrees to indemnify, to the extent permitted by law, each Investor, to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented attorneys’ fees and expenses of one law firm (plus the fees and expenses of any local counsel)) caused by any untrue or alleged untrue statement of material fact contained in, or incorporated by reference in, the Registration Statement, prospectus included in the Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of each such Investor expressly for use therein.

(ii)                Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties or separate defenses may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, delayed or conditioned). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iii)           The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any former, current, or future spouse, heir, estate, executor, trustee, representative, or permitted assigns of each respective Investor and shall survive the transfer of the Subscribed Shares and/or Warrant Shares purchased pursuant to this Agreement.

(iv)             If the indemnification provided under this Section 9(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 9(d)(i) and (ii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 9(d)(vi) from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Agreement. Each indemnifying party’s obligation to make a contribution pursuant to this Section 9(d)(iv) shall be individual, not joint and several, and in no event shall the liability of any Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Subscribed Shares and/or Warrant Shares giving rise to such indemnification obligation.

(e)             The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Subscribed Shares and Warrant Shares purchased pursuant to this Agreement.

(f)              If the Subscribed Shares and Warrant Shares acquired hereunder are eligible to be sold without restriction under, and without the requirement for the Company to be in compliance with the current public information requirements of, Rule 144 then at each Investor’s request, the Company will reasonably cooperate with the Company’s transfer agent, such that any remaining restrictive legend set forth on such Subscribed Shares and/or Warrant Shares will be removed in connection with a sale of such Company Shares.

10.            Personal Information Authorization.

(a)            Each Investor authorizes the indirect collection of personal information (as defined in the Canadian Securities Laws) by the applicable Canadian Securities Commissions and confirms that it has been notified by the Company: (i) that the Company will be delivering such personal information to the applicable securities regulatory authority; (ii) that such personal information is being collected indirectly by the applicable securities regulatory authority under the authority granted to it under the applicable Securities Laws; (iii) that such personal information is being collected for the purpose of the administration and enforcement of the applicable Securities Laws; and (iv) the following are the contact details of the public official who can answer questions about the British Columbia Securities Commission’s indirect collection of personal information:

British Columbia Securities Commission

FOI Inquiries

701 West Georgia Street

Vancouver, BC V7Y 1L2

Tel: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Email: foi-privacy@bcsc.bc.ca

11.            Other Covenants.

(a)             The Company shall promptly fulfill all necessary requirements and take all necessary action required to be taken by the Company to permit the issuance and delivery by the Company of the Securities to be issued hereunder to the Investors pursuant to an exemption from the prospectus requirements of applicable securities laws.

(b)             The Company shall promptly apply for, and use its best efforts to expeditiously obtain, approval of the TSX and the NYSE American for the issuance of the Subscribed Shares and the Warrants to be issued hereunder and shall take all required action to satisfy the conditions set out in the conditional approval of the TSX and the NYSE American for the listing of the Warrant Shares and the Subscribed Shares, and in any event within the time period prescribed by the TSX and the NYSE American, as applicable.

(c)            The Company shall, within ten (10) days of the date hereof (in respect of the Warrants) and within ten (10) days of the Transaction Closing Date (in respect of the Subscribed Shares), file with the applicable regulators any reports required to be filed under applicable Canadian Securities Laws, including BC Instrument 72-503, as applicable, in connection with this Agreement and the transactions contemplated by this Agreement in the required form, and will provide each Investor’s legal counsel with copies of such reports promptly following filing thereof.

(d)             The Company shall provide the Investors with:

(i)              reasonable access during normal business hours and upon reasonable advance notice to senior management and employees of the Company and its affiliates; and

(ii)            such other information or reports reasonably requested by the Investors and are reasonably available to, or producible by, the Company or any of its affiliates in the ordinary course of business, in each case where such access, information or reports are reasonably required by the Investors in order to comply with its and its affiliates accounting and any public company disclosure obligations.

12.            Termination. The obligation of each Investor to purchase its Subscribed Shares will terminate automatically and immediately upon the earliest to occur of (a) the valid termination of the MIPA in accordance with its terms, (b) upon the mutual written agreement of the Parties to terminate this Agreement, (c) the Company securing Alternative Financing in an amount sufficient to fully discharge the Subsidiary Closing Obligation prior to the Backstop Closing Date, (d) the Transaction Closing Date, so long as all obligations have been fulfilled, and (e) payment in full by the Subsidiary of the Subsidiary Closing Obligation on the Transaction Closing Date; provided that this Agreement shall continue in full force and effect until all of the obligations of the parties hereunder, including without limitation, those contained in Section 9, have been indefeasibly and finally performed in full. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection or contemporaneously herewith, in no event shall the Investors have any obligation to make any purchase, payment, or contribution hereunder at any time after the Subsidiary has paid the Subsidiary Closing Obligation due under the MIPA.

13.            Notices.

(a)             Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by email or similar means of recorded electronic communication, or sent by registered mail, charges prepaid, addressed as follows:

(i)             if to Company:

NovaGold Resources, Inc.

201 South Main Street, Suite 400

Salt Lake City, Utah 84111

Attention: [Redacted – Personal Information]

Email:        [Redacted – Personal Information]

With a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

701 Fifth Avenue

Seattle, Washington 98104

Attention: [Redacted – Personal Information]

Email: [Redacted – Personal Information]

(ii)            if to Investors:

Paulson Advantage Plus Master Ltd.

[Redacted – Personal Information]

Attention: [Redacted – Personal Information]

Email: [Redacted – Personal Information]

With a copy (which shall not constitute notice) to:

Kleinberg, Kaplan Wolff & Cohen, P.C.

500 Fifth Avenue

New York, New York 10110

Attention: [Redacted – Personal Information]

Email: [Redacted – Personal Information]

Paulson Partners LP

[Redacted – Personal Information]

Attention: [Redacted – Personal Information]

Email:        [Redacted – Personal Information]

With a copy (which shall not constitute notice) to:

Kleinberg, Kaplan Wolff & Cohen, P.C.

500 Fifth Avenue

New York, New York 10110

Attention: [Redacted – Personal Information]

Email: [Redacted – Personal Information]

The Electrum Group LLC

[Redacted – Personal Information]

Attention: [Redacted – Personal Information]

Email: [Redacted – Personal Information]

With a copy (which shall not constitute notice) to:

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York 10112-4498

Attention: [Redacted – Personal Information]

Email: [Redacted – Personal Information]

Kopernik Global Investors, LLC

[Redacted – Personal Information]

Email: [Redacted – Personal Information]

With a copy (which shall not constitute notice) to:

Goodmans LLP

Bay Adelaide Centre

333 Bay Street, Suite 3400

Toronto, ON M5H 2S7

Canada

Attention: [Redacted – Personal Information]

Email: [Redacted – Personal Information]

(b)             Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day or if delivery or transmission is made on a Business Day after 5:00 p.m. at the place of receipt, then on the next following Business Day) or, if mailed, on the third (3rd) Business Day following the date of mailing; provided, however, that if, at the time of mailing or within three (3) Business Days thereafter, there is or occurs a labor dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

(c)             Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 13.

14.            Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be binding unless consented to in writing by the Parties. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

15.            No Third Party Beneficiaries. This Agreement constitutes an agreement solely among the Parties, and, except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations or liabilities, legal or equitable, including any right of employment, on any person other than the Parties and their respective successors or permitted assigns, or otherwise constitute any person a third party beneficiary under or by reason of this Agreement. None of the Company’s creditors or equity holders shall have any right to enforce this Agreement or to cause the Company to enforce this Agreement.

16.            Governing Law; Submission to Jurisdiction.

(a)            This Agreement and all disputes and proceedings between or among the Parties shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the Parties shall be governed by, the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule, whether of the State of New York or any other jurisdiction, that would cause the application of the Laws of any jurisdiction other than the State of New York.

(b)            The Parties irrevocably and unconditionally agree that under Section 5-1402 of the New York General Obligations Law and otherwise, with respect to all disputes, actions and proceedings arising out of or relating to this Agreement and the transactions contemplated herein, and all disputes, actions and proceedings between and among the Parties, each Party (i) submits to the exclusive jurisdiction of the state and federal courts located in the State of New York, County of New York, and all such disputes, actions and proceedings shall be adjudicated in the foregoing courts, (ii) waives any objection that the Party might otherwise be entitled to assert to the jurisdiction of such courts, including defenses based upon lack of personal jurisdiction, and (iii) agrees not to assert that such courts are not a proper or convenient forum for the determination of any such action or proceeding.

17.            No Assignment. Neither this Agreement, nor any of the rights or obligations under this Agreement, may be assigned or transferred, in whole or in part, by any Party without the prior written consent of the other Parties which consent may not be unreasonably withheld. Any assignment or transfer in violation of this Section 17 shall be null and void.

18.                Expenses. Within five (5) Business Days after the later of (a) the receipt of a summary invoice therefor or (b) the Transaction Closing Date, the Company shall pay the reasonable fees and expenses of the legal counsel for each such Investor relating to this Agreement or the issuance of Securities pursuant to this Agreement. The Company shall be responsible for the fees of its transfer agent, stamp taxes, DTC fees and CDS & Co. fees, if any, associated with the issuance of the Securities.

19.           Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner materially adverse to a Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties, provided that in the event the Parties are unable to reach an agreement, then the adversely affected Party, in its sole discretion, may elect for this Agreement to be deemed null and void ab initio, with the Parties to be restored to their original positions and the Company immediately disgorging and returning to the Escrow Account, or to each Investor’s respective account as specified by each respective Investor, as applicable, each such Investor’s Subscription Amount and each such Investor returning to the Company each such Investor’s respective Subscribed Shares.

20.           Counterparts. This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered by DocuSign or other form of electronic transmission in any number of counterparts, with the same effect as if all Parties had signed and delivered the same document, and all counterparts shall together constitute one and the same original document; provided, however, that original documents shall be delivered as necessary to satisfy applicable recording or filing requirements.

21.              No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Agreement, the Company, on behalf of itself, its affiliates, and any person claiming by, through or on behalf of any of them, acknowledges and agrees that no person or entity other than the applicable Investor has any liability, obligation, or commitment of any nature, known or unknown, whether due or to become due, absolute, contingent, or otherwise, hereunder, arising out of, by reason of, in respect of, in connection with, or related in any manner to this Agreement, the negotiation, execution or performance or breach (whether willful, intentional, unintentional or otherwise) of this Agreement, including, without limitation, any representation or warranty made or alleged to be made in, in connection with, or an as inducement to, this Agreement or the transactions contemplated hereby and that no recourse, remedy, or right of recovery or contribution shall be had hereunder or under any document or instrument delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith, against, and no personal liability shall attach to, any former, current, and future equity holders (direct or indirect), controlling persons, directors, officers, employees, agents, affiliates, representatives, attorneys, incorporators, financial advisors or lenders, members, managers, general or limited partners, or assignees of each respective Investor, or any affiliate of any Investor, or any affiliate of such affiliate (together with their respective successors, assigns, heirs, executors or administrators, collectively, but not including each respective Investor, each a “Non-Recourse Party”), whether at law or in equity and whether based on contract, tort, statute, strict liability, or otherwise, and whether by direct claim or through attempted piercing of the corporate, limited liability company, or partnership veil, or via the alter ego doctrine, by the enforcement of any assessment, judgment, fine, or penalty or by any legal or equitable proceeding, by virtue of any statute, regulation, or applicable law, or otherwise. Recourse against each Investor pursuant to this Agreement shall be the sole and exclusive remedy of Company and all of its affiliates against each Investor and the Non-Recourse Parties in respect of any liabilities or obligations arising under, or in connection with, this Agreement. Without limiting the generality of the foregoing, to the maximum extent explicitly permitted or otherwise conceivable under applicable law, (i) the Company hereby waives, releases and disclaims any and all claims against each Non-Recourse Party, including, without limitation, any claims to avoid or disregard the entity form of an Investor or otherwise seek to impose any liability arising out of, relating to or in connection with such a claim on any Non-Recourse Party, whether a claim granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, and (ii) the Company disclaims any reliance upon any Non-Recourse Party with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. This Section 21 shall survive any termination of this Agreement.

[signature page follows]

COMPANY:

Novagold Resources Inc.

By: (signed) “Peter Adamek”

Name: Peter Adamek

Title: Vice President and Chief Financial Officer

[Signature Page to Backstop Subscription Agreement]

Investors:

Paulson Advantage Plus Master Ltd.

By: (signed) “Michael Waldorf”

Name: Michael Waldorf

Title: Authorized Signatory

Commitment: $54,400,000

Paulson Partners LP

By: (signed) “Michael Waldorf”

Name: Michael Waldorf

Title: Authorized Signatory

Commitment: $30,600,000

[Signature Page to Backstop Subscription Agreement]

Electrum Strategic Resources L.P.

By: Electrum Strategic Management LLC, its General Partner

By: (signed) “Michael H. Williams”

Name: Michael H. Williams

Title: Managing Director

Commitment: $42,500,000

[Signature Page to Backstop Subscription Agreement]

Kopernik Global investors, LLC, on behalf of investment funds and accounts managed by it

By: (signed) “Sarah L. Bertrand”

Name: Sarah L. Bertrand

Title: General Counsel and Chief Compliance Officer

Commitment: $42,500,000

[Signature Page to Backstop Subscription Agreement]

Schedule 1

Allocation of Warrant Shares

Investor	Number of Warrant Shares

PAULSON ADVANTAGE PLUS MASTER LTD.	8,160,000

PAULSON PARTNERS LP	4,590,000

ELECTRUM STRATEGIC RESOURCES L.P.	6,375,000

KOPERNIK GLOBAL INVESTORS, LLC, on behalf of investment funds and accounts managed by it	6,375,000

Exhibit A

Form of Warrant

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES OR SUCH OTHER EVIDENCE AS IS SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND SUCH STATE LAWS.

THESE WARRANTS MAY NOT BE EXERCISED UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE TO THE HOLDER.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 22, 2025.

THE SHARES UNDERLYING THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.

NOVAGOLD RESOURCES INC.

COMMON SHARE PURCHASE WARRANT

Dated: April 22, 2025

Number of Warrants: [●]	Warrant Certificate No.: W2025-[●]

THIS IS TO CERTIFY THAT, for value received,

[NAME]

[ADDRESS]

(the “Holder”) is the registered holder of [●] common share purchase warrants (the “Warrants”) of NOVAGOLD RESOURCES INC., a corporation organized and existing under the laws of the province of British Columbia, Canada (the “Company”). Each Warrant entitles the Holder to subscribe for and purchase, subject to the terms hereof including, without limitation, certain adjustment provisions, one common share (a “Share”) in the share capital of the Company until 4:00 p.m. (Vancouver time) on April 22, 2030 (the “Expiry Time”) for an exercise price of US$3.00 per Share (the “Exercise Price”) after which time the Warrants represented hereby will expire, all subject to adjustment as hereinafter provided. The Warrants are fully vested and are immediately exercisable by the Holder at any time and from time to time, commencing on the date hereof and prior to the Expiry Time.

The right to acquire Shares hereunder may only be exercised by the Holder within the time set forth above by:

(a)             duly completing, executing and delivering to the Company, either at the address set forth on the Exercise Form (or such other address as may be specified by the Company, in a written notice to the Holder for this purpose, from time to time) or by e-mail or e-mail attachment, the Exercise Form attached hereto as Appendix “A” (the “Exercise Form”); and

(b)             except in connection with a cashless exercise, within two (2) trading days (or, if shorter, the standard settlement period applicable to the issuance of the Shares), delivering payment of an amount in United States dollars equal to the applicable Exercise Price multiplied by the number of Shares as to which this Warrant Certificate is being exercised which payment may be made, at the option of the Holder, by delivery of a certified cheque or bank draft or by wire transfer of immediately available funds to the bank account designated in writing by the Company from time to time. For purposes of this Warrant Certificate, trading day means, a day on which the NYSE American (and if the Shares are not listed on the NYSE American LLC (“NYSE American”), the Toronto Stock Exchange (“TSX”), and if the Shares are not listed on the TSX, the over-the-counter market) is open for the transaction of business.

This Warrant Certificate may also be exercised, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Shares computed using the following formula:

Where:

X =	the number of Shares to be issued to the Holder

Y =	the number of Shares for which this Warrant Certificate may be exercised or, if only a portion of this Warrant Certificate is being exercised, the number of Shares subject to such exercise (at the date of such calculation)

A =	the Current Market Price

B =	the Exercise Price (as adjusted to the date of such calculations)

No ink-original Exercise Form shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant Certificate to the Company until the Holder has purchased all of the Shares available hereunder and the Warrant Certificate has been exercised in full, in which case, the Holder shall surrender this Warrant Certificate to the Company for cancellation within three (3) trading days of the date on which the final Exercise Form is delivered to the Company. Partial exercises of this Warrant Certificate resulting in purchases of a portion of the total number of Shares available hereunder shall have the effect of lowering the outstanding number of Shares purchasable hereunder in an amount equal to the applicable number of Shares purchased (or, in the event of a cashless exercise, cancelled). The Holder and the Company shall maintain records showing the number of Shares purchased (or, in the event of a cashless exercise, cancelled) and the date of such purchases (or cancellations). The Company shall deliver any objection to any Exercise Form within one (1) trading day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant Certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Shares hereunder, the number of Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. This Warrant Certificate will effectively be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Company at the address shown on the Exercise Form or such other address as may be specified by the Company, in a written notice to the Holder, from time to time.

[Notwithstanding the foregoing, the Company shall not effect any exercise of this Warrant Certificate, and a Holder shall not have the right to exercise any portion of this Warrant Certificate, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Form, the Holder (together with the Holder’s Affiliates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Shares beneficially owned by the Holder and its Attribution Parties shall include the number of Shares issuable upon exercise of the Warrants with respect to which such determination is being made, but shall exclude the number of Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of the Warrants beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Attribution Parties. For purposes of this paragraph, the determination of any “group” status shall be made, and the determination of beneficial ownership shall be calculated, in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.

To the extent that the limitation contained in this paragraph applies, the determination of whether this Warrant Certificate is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant Certificate is exercisable shall be in the sole discretion of the Holder, and the submission of the Exercise Form shall be deemed to be the Holder’s determination of whether this Warrant Certificate is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant Certificate is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this paragraph, in determining the number of outstanding Shares, a Holder may rely on the number of outstanding Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or Computershare Investor Services Inc., as the Company’s transfer agent, setting forth the number of Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) trading day confirm orally and in writing to the Holder the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant Certificate, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Shares was reported. The “Beneficial Ownership Limitation” shall be [19.99]% of the number of Shares outstanding immediately after giving effect to the issuance of Shares issuable upon exercise of this Warrant Certificate. The Holder, upon written notice to the Company, may increase or decrease the Beneficial Ownership Limitation. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant Certificate.]

Upon the exercise of all or any of the Warrants in the manner described above, the person or persons in whose name or names the Shares issuable upon exercise of the Warrants are to be issued will be deemed for all purposes to be the holder or holders of record of such Shares and the Company covenants that it will issue such Shares, free and clear of any taxes, liens or other restrictions (other than those arising under that certain backstop commitment agreement among the Company and certain investors, dated April 22, 2025 (the “Backstop Agreement”), under the Company’s organizational documents or required pursuant to applicable laws), and cause certificates or Direct Registration System (“DRS”) advices representing such Shares to be delivered or mailed to the person or persons at the address or addresses specified in the Exercise Form within five (5) Business Days of the surrender of this Warrant Certificate. The Company further covenants and agrees that, during the period within which the Warrants may be exercised, the Company will at all times have authorized and reserved a sufficient number of its Shares to provide for the exercise of the rights represented by this Warrant Certificate. For purposes of this Warrant Certificate, “Business Day” means any day (other than a Saturday, Sunday) or any other day on which commercial banks are required or authorized to close in the State of New York, the Province of British Columbia or the jurisdiction in which the address of the Company is located (as shown on the Exercise Form or such other address as may be specified by the Company, in a written notice to the Holder for purposes of the Exercise Form, from time to time).

The Holder of this Warrant Certificate may acquire any lesser number of Shares than the total number of Shares, free and clear of any taxes, liens or other restrictions (other than those arising under the Backstop Agreement, under the Company’s organizational documents or required pursuant to applicable laws), which may be acquired upon exercise of the Warrants represented by this Warrant Certificate. In such event, the Holder will be entitled to receive a new Warrant Certificate representing Warrants exercisable to acquire up to the balance of the Shares which may be acquired.

The Holder of this Warrant Certificate may, at any time prior to the Expiry Time, upon surrender of this Warrant Certificate to the Company, exchange this Warrant Certificate for other Warrant Certificates entitling the Holder to acquire, in the aggregate, the same number of Shares as may be acquired under this Warrant Certificate.

The Company shall deliver any such new Warrant Certificate to the Holder within five (5) Business Days of such surrender of this Warrant Certificate.

The holding of the Warrants evidenced by this Warrant Certificate will not constitute the Holder hereof a shareholder of the Company or entitle the Holder to any right or interest in respect thereof except as expressly provided for herein.

The Warrants and all rights hereunder are transferable by the Holder in accordance with applicable laws by surrender of this Warrant Certificate together with a Transfer Form in the form attached hereto as Appendix “B” at the office of the Company, 201 South Main Street, Suite 400 Salt Lake City, Utah USA 84111. The Company will use commercially reasonable efforts to facilitate the transfer process to ensure minimal delay and inconvenience to the Holder. Any Warrant Certificate issued to a transferee will bear such restrictive or other legends as may be required under applicable securities laws and applicable stock exchange rules.

The Company shall not be required to issue fractional Shares upon the exercise of the Warrants evidenced hereby. If any fractional interest in a Share would be deliverable upon the exercise of the Warrants evidenced hereby, the Company shall in lieu of delivering any certificate or DRS advice for such fractional interest, round such fractional interest down to the nearest whole Share.

From and after the date hereof, the Exercise Price and the number of Shares deliverable upon the exercise of the Warrants will be subject to adjustment as follows:

(a)	In case of any reclassification of, redesignation of, or amendment to, the Shares, change of the Shares into other shares, or exchange of the Shares for other shares or in case of the consolidation, merger, reorganization, plan of arrangement, take-over bid, reorganization, amalgamation or other form of business combination of the Company with or into any other company or entity which results in any reclassification of the Shares, a change of the Shares into other shares, or an exchange of the Shares for other shares, or in case of any sale, lease, exchange or transfer (in one or a series or related transactions) of the undertaking or assets of the Company as an entirety or substantially as an entirety to another person (any such event, a “Reclassification of Shares”), at any time prior to the Expiry Time, the Holder will, after the effective date of such Reclassification of Shares and upon exercise of the right to purchase Shares hereunder, be entitled to receive, and will accept, in lieu of the number of Shares to which the Holder was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property which the Holder would have been entitled to receive as a result of such Reclassification of Shares if, on the effective date thereof, the Holder had been the registered holder of the number of Shares to which the Holder was theretofore entitled upon such exercise. The Exercise Price will, on the effective date of the Reclassification of Shares, be adjusted by multiplying the Exercise Price in effect immediately prior to such Reclassification of Shares by the number of Shares purchasable pursuant to this Warrant Certificate immediately prior to the Reclassification of Shares, and dividing the product thereof by the number of successor securities determined in accordance with this section. If necessary, appropriate adjustments will be made in the application of the provisions set forth in this section with respect to the rights and interests thereafter of the Holder in order that the provisions set forth in this section will thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants evidenced hereby. Any successor company, entity or person shall assume the obligations of the Company under this Warrant Certificate.

(b)	If and whenever at any time prior to the Expiry Time the Company will:

(i)	subdivide, redivide or change the Shares into a greater number of shares;

(ii)	consolidate, combine or reduce the Shares into a lesser number of shares; or

(iii)	fix a record date for the issue of, or distribution to, or issues Shares, Participating Shares or Convertible Securities (both such terms as defined below in paragraph (g)) to all or substantially all of the holders of Shares by way of a share dividend or other distribution on the Shares payable in Shares, Participating Shares or Convertible Securities;

(any such event, a “Capital Reorganization”) and any such event results in an adjustment in the Exercise Price pursuant to paragraph (c), the number of Shares purchasable pursuant to the Warrants evidenced hereby will be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which will be the Exercise Price in effect immediately prior to such adjustment and the denominator of which will be the Exercise Price resulting from such adjustment.

(c)	If and whenever at any time prior to the Expiry Time, the Company will undertake a Capital Reorganization, the Exercise Price will, on the effective date, in the case of a subdivision, redivision, change, consolidation, combination or reduction, or on the record date, in the case of a share dividend, be adjusted by multiplying the Exercise Price in effect on such effective date or record date by a fraction: (A) the numerator of which will be the number of Shares and Participating Shares outstanding immediately before giving effect to such Capital Reorganization; and (B) the denominator of which is the number of Shares and Participating Shares outstanding immediately after giving effect to such Capital Reorganization. The number of Shares and Participating Shares outstanding will include the deemed conversion into or exchange for Shares or Participating Shares of any Convertible Securities distributed by way of share dividend or other such distribution. Such adjustment will be made successively whenever any event referred to in this paragraph will occur.

(d)	Any issue of Shares, Participating Shares or Convertible Securities by way of a share dividend or other such distribution will be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding Shares under paragraphs (e) and (f).

(e)	If and whenever at any time prior to the Expiry Time, the Company will fix a record date for the issuance of rights, options or warrants (other than the Warrants evidenced hereby) to all or substantially all the holders of Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares, Participating Shares or Convertible Securities at a price per share (or having a conversion or exchange price per share) of less than 95% of the Current Market Price (as defined below) of the Shares on such record date (any such event, a “Rights Offering”), the Exercise Price will be adjusted immediately after such record date so that it will equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which will be the aggregate of: (A) the number of Shares outstanding on such record date; and (B) a number determined by dividing whichever of the following is applicable by the Current Market Price of the Shares on the record date: (1) the amount obtained by multiplying the number of Shares or Participating Shares which the holders of Shares are entitled to subscribe for or purchase by the subscription or purchase price; or (2) the amount obtained by multiplying the maximum number of Shares or Participating Shares which the holders of Shares are entitled to receive on the conversion or exchange of the Convertible Securities by the conversion or exchange price per share; and

(ii)	the denominator of which will be the aggregate of: (A) the number of Shares outstanding on such record date; and (B) whichever of the following is applicable: (1) the number of Shares or Participating Shares which the holders of Shares are entitled to subscribe for or purchase; or (2) the maximum number of Shares or Participating Shares which the holders of Shares are entitled to receive on the conversion or exchange of the Convertible Securities.

Any Shares owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed.

To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price will then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(f)	If and whenever at any time prior to the Expiry Time, the Company will fix a record date for the distribution to all or substantially all the holders of Shares of:

(i)	shares of any class, whether of the Company or any other company;

(ii)	rights, options or warrants other than rights, options or warrants entitling the holders of Shares to subscribe for or purchase Shares, Participating Shares or Convertible Securities for a period expiring not more than 45 days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the Current Market Price of the Shares on such record date;

(iii)	evidences of indebtedness; or

(iv)	other assets or property;

and if such distribution does not constitute a Capital Reorganization or a Rights Offering (any such non-excluded event, a “Special Distribution”), the Exercise Price will be adjusted immediately after such record date so that it will equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (A) the numerator of which will be the amount by which (1) the amount obtained by multiplying the number of Shares outstanding on such record date by the Current Market Price of the Shares on such record date, exceeds (2) the aggregate fair market value (as determined by the external auditors of the Company, which determination will be conclusive, subject to the approval of the TSX and NYSE American, if applicable) to the holders of such Shares of such Special Distribution; and (B) the denominator of which will be the total number of Shares outstanding on such record date multiplied by such Current Market Price.

Any Shares owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date in respect of a Special Distribution is fixed.

To the extent that any such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price will then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(g)	If any issuer bid (other than a normal course issuer bid made through the facilities of the NYSE American, TSX or such other exchange on which the Shares are listed and posted for trading) made by the Company or any of its subsidiaries for all or any portion of the Shares shall expire, then, if the issuer bid shall require the payment to holders of Shares of consideration per Share having a fair market value (determined as provided below) that exceeds the Current Market Price on the last date (the “Expiration Date”) deposits could have been made under the terms of such issuer bid (as it may be amended) (the last time at which such deposits could have been made on the Expiration Date is referred to in this paragraph (g) as the “Expiration Time”), the Exercise Price shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately preceding the close of business on the Expiration Date by a fraction, of which: (A) the numerator shall be the product of the number of Shares outstanding (including Purchased Shares (as defined below)) at the Expiration Time multiplied by the Current Market

Price on the Expiration Date, and (B) the denominator shall be the sum of the fair market value of the aggregate consideration (as determined in good faith by the directors of the Company, with any applicable approval of the NYSE American or TSX, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an officer’s certificate delivered to the Holder) payable to holders of Shares based on the acceptance (up to any maximum specified in the terms of the issuer bid) of all Shares validly tendered and not withdrawn as of the Expiration Time (the Shares deemed so accepted, up to any such maximum, being referred to in this paragraph (g) as the “Purchased Shares”) and the product of the number of Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price on the Expiration Date. In the event that the Company is obligated to purchase Shares pursuant to any such issuer bid, but the Company is prevented by applicable law or stock exchange rules from effecting any or all such purchases or any or all such purchases are rescinded, the Exercise Price shall again be adjusted to be the Exercise Price which would have been in effect based upon the number of Shares actually purchased, if any. If the application of this paragraph (g) to any issuer bid would result in an increase in the Exercise Price, no adjustment shall be made for such issuer bid. Any decrease in the Exercise Price that results from the application of this paragraph (g) to any issuer bid will become effective immediately preceding the opening of business on the Business Day following the Expiration Date. For purposes of this paragraph (g), the term “issuer bid” shall mean an issuer bid, tender offer or exchange offer under applicable securities legislation by the Company for Shares or a take-over bid, tender offer or exchange offer under applicable securities legislation by a subsidiary of the Company for the Shares

(h)	For the purpose of this Warrant: (i) “Participating Share” means a share (other than a Share) that carries the right to participate in earnings to an unlimited degree; and (ii) “Convertible Security” means a security convertible into or exchangeable for a Share or a Participating Share or both.

(i)	In any case in which this Warrant Certificate will require that an adjustment will become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Holder, upon the exercise of the Warrants evidenced hereby after such record date and before the occurrence of such event, the additional Shares or securities or other property issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Company will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Shares or securities or other property upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on any such additional Shares or securities or other property on and after such exercise.

(j)	The adjustments provided for in this Warrant Certificate are cumulative, will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and will apply (without duplication) to successive Reclassifications of Shares, Capital Reorganizations, Rights Offerings and Special Distributions; provided that, notwithstanding any other provision of this section, no adjustment of the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect (except upon a consolidation of the outstanding Shares); provided, however, that any adjustments which by reason of this paragraph are not required to be made will be carried forward and taken into account in any subsequent adjustment.

(k)	Subject to the approval of the TSX and NYSE American, no adjustment in the number of Shares which may be purchased upon exercise of the Warrants evidenced hereby or in the Exercise Price will be made pursuant to this Warrant Certificate if (subject to the approval of the TSX and NYSE American and any other regulatory approvals, in each case if applicable) the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised the Warrants evidenced hereby for Shares prior to the effective date or record date of such event.

(l)	In the event of any question arising with respect to the adjustments provided in this Warrant Certificate, such question will conclusively be determined by a firm of chartered accountants appointed by the Company and acceptable to the Holder (who may, but need not, be the Company’s auditors). Such accountants will have access to all necessary records of the Company and such determination will be binding upon the Company and the Holder.

(m)	As a condition precedent to the taking of any action which would require an adjustment in the subscription rights pursuant to the Warrant, including the Exercise Price and the number of such classes of shares or other securities or property which are to be received upon the exercise thereof, the Company will take all corporate action which may, in the opinion of its external counsel, be necessary in order that the Company has reserved and there will remain unissued out of its authorized capital a sufficient number of Shares for issuance upon the exercise of the Warrants evidenced hereby, and that the Company may validly and legally issue as fully paid and non-assessable all the shares of such classes or other securities or may validly and legally distribute the property which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(n)	At least 21 days prior to the effective date or record date, as the case may be, of any event which requires an adjustment in the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number and classes of shares or other securities or property which are to be received upon the exercise thereof, the Company will give notice to the Holder of the particulars of such event and the required adjustment.

For the purpose of any computation under this Warrant Certificate, the “Current Market Price” of the Shares at any date means the volume weighted average trading price per Share on the NYSE American for five (5) consecutive trading days prior to that date; provided, however, if the Shares are not listed on NYSE American, the volume weighted average trading price per Share traded through the facilities of such other stock exchange or over-the-counter market, as determined by the directors of the Company, acting in good faith, on which the Shares are listed or through which the Shares are quoted for five (5) consecutive trading days prior to that date; provided, further, if the Shares are not listed on NYSE American or any other stock exchange or over-the-counter market, then the Current Market Price shall be determined by the directors of the Company, acting in good faith and based on advice from a reputable independent financial advisor selected by the Company and acceptable to the Holder. The Company will be solely responsible for paying all fees and expenses of such financial advisor. The volume weighted average trading price per Share shall be determined by dividing the aggregate sale price of all Shares sold on such exchange or over-the-counter market, as the case may be, during the five (5) consecutive trading days by the total number of shares so sold.

These Warrants and the Shares deliverable upon exercise thereof have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state of the United States. These Warrants may not be exercised unless so registered or an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available to the holder.

The certificates or DRS advices representing any Shares issued pursuant to the exercise of the Warrants will have imprinted on them the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED, UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES OR SUCH OTHER EVIDENCE AS IS SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND SUCH STATE LAWS.”

The certificates or DRS advices representing any Shares issued pursuant to the exercise of the Warrants on or before August 22, 2025 will have imprinted on them the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE AUGUST 22, 2025.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

This Warrant Certificate will be governed and construed in accordance with the laws of the State of New York.

This Warrant Certificate will enure to the benefit of and will be binding upon the Holder and the Company and their respective successors and permitted assigns.

This Warrant Certificate may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

Time will be of the essence hereof.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

NOVAGOLD RESOURCES INC.

Per:	(signed) “Peter Adamek”
Name: Peter Adamek
Title: Vice President and Chief Financial Officer

APPENDIX “A”

EXERCISE FORM

TO:	NOVAGOLD RESOURCES INC.
201 South Main Street, Suite 400
Salt Lake City, Utah
USA 84111
E-mail: info@novagold.com

The undersigned holder of the attached Warrant Certificate hereby subscribes for ___________ common shares (the “Shares”) in the authorized share capital of NOVAGOLD RESOURCES INC. pursuant to the terms of the Warrant Certificate at the Exercise Price (as defined in the Warrant Certificate) on the terms specified in the Warrant Certificate and agrees to make payment therefor on the terms specified in the Warrant Certificate.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

___	(A) the undersigned holder (a) is the original purchaser of the Warrants from the Company pursuant to the terms of that certain Backstop Agreement among the Company and certain investors, dated April 22, 2025, and confirms, as of the date of hereof, each of the representations, warranties, certifications and agreements made by it in the Backstop Agreement, including, without limitation, its status as a “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act, as though such representations, warranties, certifications and agreements were made on the date hereof and in respect of the acquisition of the Shares issuable upon exercise of the Warrants being exercised; or

___	(B) the undersigned holder has delivered herewith an opinion of counsel (which will not be sufficient unless it is in form and substance reasonably satisfactory to the Company) or such other evidence reasonably satisfactory to the Company to the effect that the issuance of the Shares to be delivered upon exercise of the Warrants is not required to be registered under the U.S. Securities Act.

It is understood that the Company may, acting in good faith, require reasonable evidence to verify the foregoing representations.

Note:	If Box B above is checked, holders are encouraged to consult with the Company in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Company.

Payment shall take the form of (check applicable box):

___	(A) in lawful money of the United States; or

___	(B) if permitted, the cancellation of such number of Warrants as is necessary, in accordance with the formula set forth in the cashless exercise provisions of the Warrant Certificate, to exercise the Warrant Certificate with respect to the number of Shares set forth in this Exercise Form.

The undersigned irrevocably hereby directs that Shares be issued and delivered as follows:

Name in Full	Address	Number of Shares	Form of Subscription
________________	__________________________	____________	☐ Direct Registration System Advice ☐ Physical Share Certificate
________________	__________________________	____________	☐ Direct Registration System Advice ☐ Physical Share Certificate

DATED this __ day of _____, ___.

WARRANT HOLDER:

Per:
Authorized Signatory

Instructions:

The registered holder may exercise its right to receive Shares by completing this form and surrendering this form, the Warrant Certificate representing the Warrants being exercised, payment of the Exercise Price and any other evidence as specified above to the Company as set out above. Certificates or Direct Registration System advices representing such Shares will be delivered or mailed within five (5) Business Days after the exercise of the Warrants or payment of the Exercise Price in full, whichever is later.

appendix “B”

TRANSFER FORM

FOR VALUE RECEIVED, the undersigned (the “Transferor”) hereby sells, assigns and transfers to:

Name in Full	Address
___________________________	_____________________________
___________________________	_____________________________

                                       number of Warrants, issued by NOVAGOLD RESOURCES INC. (the “Company”), represented by the enclosed Warrant Certificate (if no amount is specified, the Transferor will be deemed to be transferring the entire amount of the Warrant Certificate) and does hereby irrevocably constitute and appoint:

as attorney to transfer said number of Warrants on the books of the Company with full power of substitution in the premises.

The undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

[_]     (A)         the transfer is being made only to the Company; or

[_]     (B)         the transfer is being made in accordance with a transaction that does not require registration under the U.S. Securities Act or applicable securities laws of any state of the United States and the undersigned has furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to such effect.

[signature page follows]

DATED the __ day of ____, 20__.

}
}
}
	}	Print Name of registered holder as on certificate

}
X	}	X
Signature of Witness	}	Signature of registered holder or Signatory thereof

[Please Note Instruction 2]	}
}
	}	If applicable, print Name and Office of Signatory

INSTRUCTIONS:

}
}
	}	Street Address
}
}
}
	}	City, Province and Postal Code

Notes:

1.	The registered holder of a Warrant may exercise its right to transfer such Warrant by completing and surrendering this Transfer Form and surrendering the ORIGINAL Warrant Certificate representing such Warrant being transferred to the Company, as provided for in the Warrant Certificate. Certificates representing the transferred Warrant will be sent by prepaid ordinary mail to the address above within five (5) Business Days after the receipt of all required documentation. If less than all of the Warrants represented by the ORIGINAL Warrant Certificate are to be transferred, a certificate representing any such Warrants that are not to be transferred will be sent by prepaid ordinary mail to the address of the registered holder of such Warrants on the within five (5) Business Days after the receipt of all required documentation.
2.	The signature of the registered holder on this Transfer Form must be medallion guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and the registered holder must pay to the Company all applicable taxes and other duties arising from such transfer.
3.	If this Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, this Transfer Form must be accompanied by evidence of authority to sign satisfactory to the Company.